Exhibit 10.9

SECOND AMENDMENT

TO

2001 EQUITY COMPENSATION PLAN

This Second Amendment to 2001 Equity Compensation Plan (this “Amendment”) is entered into as of July 27, 2005, by Fender Musical Instruments Corporation, a Delaware corporation (the “Company”). All capitalized terms not otherwise defined herein shall have the respective meanings assigned to such terms in the Company’s 2001 Equity Compensation Plan (the “Plan”).

WHEREAS, Article Four, Section III of the Plan permits the Company’s Board of Directors to amend the Plan;

WHEREAS, the Company’s Board of Directors and Shareholders have duly approved the following amendments to the Plan;

NOW, THEREFORE, the Plan is hereby amended as set forth below:

1. Amendments. The Company’s 2001 Equity Compensation Plan, as amended (the “Plan”) is hereby amended as follows:

A.	Article One, Section VI(A) is hereby amended to read in its entirety as follows:

The Shares issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock. Subject to adjustments as provided in paragraphs B and C below, the maximum number of Shares which may be issued over the term of the Plan shall not exceed 47,836 Shares, less the sum of (i) the number of Shares which shall have been issued, and (ii) the number of options on Shares which may be outstanding from time to time, pursuant to the 1997 Plan.

B.	The first sentence of Article One, Section VI(C) is hereby amended to read in its entirety as follows:

If there is any change in the outstanding shares of Common Stock by reason of the declaration of stock dividends, or recapitalization resulting in stock splits, or combinations or exchanges of such shares, or recapitalizations, mergers, consolidations, reorganizations, rights offerings, exchanges or similar events, the number of Shares subject to the Plan, the number of such Shares which are Restricted Shares, Performance Shares, or Shares covered by outstanding Options, SARs, and Dividend Equivalent Rights, and the Exercise Price for an Option shall be proportionately adjusted by the Plan Administrator to reflect such changes.

C.	The first sentence of Article Two, Section I(B)(2) is hereby amended to read in its entirety as follows:

The Exercise Price shall become immediately due upon exercise of the Option and shall, subject to the provisions of Section I of Article Four and the Grant Instrument, be payable in cash or check made payable to the Company or such additional method as may be permitted in the Grant Instrument.

D.	Article Two, Section I(G) is hereby amended to read in its entirety as follows:

The Plan Administrator shall have the discretion to grant Options which are exercisable for unvested Shares. Should the Participant cease Service while holding such unvested Shares, the Company shall have the right to repurchase, at the Exercise Price paid per Share, any or all of those unvested Shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased Shares) shall be established by the Plan Administrator and set forth in the Grant Instrument. The Plan Administrator may not impose a vesting schedule upon any Option Grant with respect to such unvested Shares or the Shares subject to that Option which is more restrictive than twenty percent (20%) per year vesting, with the initial vesting to occur not later than one (1) year after the Grant date. However, such limitation shall not be applicable to any Option Grants made to individuals who are officers of the Company, non-employee Board members or independent consultants.

2. No Other Amendments. Except as expressly provided for herein, the Company’s Board of Directors does not intend to amend or otherwise alter any of the terms and conditions of the Plan.

3. Entire Agreement. This Amendment constitutes the entire agreement of the Company’s Board of Directors with respect to the amendment of the Plan. Neither this Amendment nor the Plan (as amended hereby) may be modified except in accordance with the provisions of the Plan.

IN WITNESS WHEREOF, the undersigned, an authorized representative of the Company, has executed this Amendment as of the day and year first above written in order to certify the action taken by the Company’s Board of Directors.

FENDER MUSICAL INSTRUMENTS CORPORATION, a Delaware corporation

By:

Its:	CEO